UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2013

PERRIGO COMPANY

(Exact Name of Registrant as Specified in Charter)

MICHIGAN	0-19725	38-2799573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Easter Avenue, Allegan, Michigan	49010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (269) 673-8451

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Transaction Agreement and Conditions Appendix

On July 28, 2013, Perrigo Company, a Michigan corporation (“Perrigo”), entered into a Transaction Agreement (the “Transaction Agreement”) between Elan, Blisfont Limited, a company organized under the laws of Ireland (“Holdco”), Habsont Limited, a company organized under the laws of Ireland and a wholly-owned subsidiary of Holdco (“Foreign Holdco”), and Leopard Company, a Delaware Corporation and a wholly-owned subsidiary of Foreign Holdco (“MergerSub”). Under the terms of the Transaction Agreement, (a) Holdco will acquire Elan (the “Acquisition”) pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 – 2012 (the “Scheme”) and (b) MergerSub will merge with and into Perrigo, with Perrigo continuing as the surviving corporation of the merger (the “Merger” and, together with the Acquisition, the “Transactions”). As a result of the Transactions, both Perrigo and Elan will become wholly-owned, indirect subsidiaries of Holdco. Prior to the closing of the Transactions, Holdco will re-register, pursuant to the Irish Companies Act 1963 – 2012, as a public limited company, the ordinary shares of which are expected to be listed on the New York Stock Exchange and the Tel Aviv Stock Exchange.

Under the terms of the Transaction Agreement, (a) at the effective time of the Scheme (the “Effective Time”), Elan shareholders will be entitled to receive $6.25 in cash and 0.07636 of a newly issued Holdco ordinary share in exchange for each Elan ordinary share held by such shareholders and (b) at the effective time of the Merger, each share of Perrigo common stock will be converted into the right to receive one Holdco ordinary share and $0.01 in cash.

The conditions to the implementation of the Transactions are set forth in Appendix I to the announcement (the “Rule 2.5 Announcement”) issued by Elan and Perrigo pursuant to Rule 2.5 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended (the “Irish Takeover Rules”) on July 29, 2013 (the “Conditions Appendix”). The Rule 2.5 Announcement was furnished as Exhibit 99.1 to Perrigo’s Current Report on Form 8-K furnished on July 29, 2013, and the Conditions Appendix is incorporated herein by reference as Exhibit 2.2. The implementation of the Transactions is conditioned on, among other things:

•	the adoption of the Transaction Agreement by Perrigo’s shareholders as required by the MBCA;

•

the approval of the Scheme by a majority in number of the Elan shareholders, representing 75% or more in value of the Elan ordinary shares held by such holders, present and voting either in person or by proxy, at a special meeting of Elan shareholders, and the approval by Elan shareholders of certain other resolutions relating to the Scheme at an extraordinary general meeting of Elan shareholders, and the sanction by the Irish High Court of the Scheme;

•

the approval by the New York Stock Exchange and the Tel Aviv Stock Exchange for listing (subject to satisfaction of any conditions to which such approval is expressed to be subject) of the Holdco shares to be issued in the Acquisition and the Merger;

•	receipt of all required regulatory clearances under applicable antitrust, competition or foreign investment laws;

•

no third party having decided to take any action which would (i) make the transactions contemplated by the Transaction Agreement void or unenforceable, (ii) require the divesture or materially alter the terms envisaged for any proposed divestiture by any member of the Perrigo group or the Elan group of all or any part of their respective businesses, assets or properties, or (iii) impose any other material limitation on, or result in a material delay in, the ability of any member of the Wider Perrigo Group to consummate the transactions contemplated by the Transaction Agreement;

•

the absence of any law or injunction that restrains, enjoins or otherwise prohibits consummation of the Acquisition, the Scheme, the Merger or the other transactions contemplated by the Transaction Agreement; and

•

the Registration Statement on Form S-4 to be filed by Holdco in connection with the Transactions having become effective under the Securities Act of 1933 and not being the subject of any stop order or proceedings seeking any stop order.

In addition, subject in certain instances to the approval of the Irish Takeover Panel, each party’s obligation to effect the Acquisition is conditional, among other things, upon:

•	the accuracy of the other party’s representations and warranties in the Transaction Agreement, subject to specified materiality standards; and

•	the performance by the other party of its obligations under the Transaction Agreement in all material respects.

Pursuant to the Transaction Agreement, Perrigo and the Perrigo board of directors and Holdco and the Holdco board of directors will take all actions necessary so that, effective as of the Effective Time, the directors that comprise the full Holdco board of directors shall be the directors of the Perrigo board.

At the Effective Time, Elan equity awards will, pursuant to the terms of the Transaction Agreement and the applicable Elan equity incentive plan, be treated such that each Elan option and share-based award that is outstanding shall fully vest and be cancelled and, in exchange, the holder thereof will receive in respect of each Elan share underlying such award, (i) in the case of options, an amount in cash determined by multiplying (x) the number of Elan shares subject to the option immediately prior to the Effective Time by (y) the excess, if any, of the Per Share Option Consideration less the applicable exercise price under the relevant option agreement and (ii) in the case of Elan share-based awards, an amount in cash determined by multiplying (x) the number of Elan shares subject to the share-based award immediately prior to the Effective Time by (y) the Per Share Option Consideration.

The “Per Share Option Consideration” is the sum of (i) $6.25 plus (ii) the product of (x) 0.07636 and (y) the average closing sale price of a Perrigo common share for the five trading days preceding the day on which the Effective Time occurs.

Further, at the effective time of the Merger, Perrigo equity awards will, pursuant to the terms of the Transaction Agreement and the applicable Perrigo equity incentive plan, be treated such that each Perrigo option and share-based award that is outstanding will be assumed by Holdco and converted into a Holdco award with the same terms and conditions, provided that the number of Holdco shares subject to such Holdco award shall be determined by multiplying the number of Perrigo shares subject to the Perrigo award immediately prior to the effective time of the Merger by the Conversion Ratio. After this conversion, the exercise price per share of any Holdco option converted from a Perrigo option shall equal the exercise price per share of such Perrigo option immediately prior to the effective time of the Merger divided by the Conversion Ratio.

The “Conversion Ratio” is the sum of (i) 1 plus (ii) the quotient obtained by dividing (x) $0.01 by (y) the average closing sale price of a Perrigo common share for the five trading days preceding the day on which the Effective Time occurs.

The Transaction Agreement contains customary representations, warranties and covenants by Perrigo and Elan. Each of Elan and Perrigo has agreed, among other things, subject to certain exceptions, not to solicit any offer or proposal for specified alternative transactions, or to participate in discussions regarding such an offer or proposal with, or furnish any nonpublic information regarding such an offer or proposal to, any person that has made or, to its knowledge, is considering making such an offer or proposal. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Transaction Agreement, all reasonable endeavors to cause the Transactions to be consummated. Subject to certain exceptions, the Transaction Agreement also requires each of Perrigo and Elan to call and hold shareholders’ meetings and requires the boards of directors of Perrigo and Elan to recommend approval of the Transactions.

The Transaction Agreement contains certain customary termination rights, including, among others, (a) the right of either Elan or Perrigo to terminate the agreement if either party’s shareholders fail to approve the Transactions, (b) the right of either Elan or Perrigo to terminate the Transaction Agreement if the board of directors of the other party changes its recommendation to approve the Transactions, (c) the right of Elan to terminate the Transaction Agreement to enter into an agreement providing for a “Superior Proposal” as defined in the Transaction Agreement, (d) the right of either Elan or Perrigo to terminate the Transaction Agreement if the Scheme shall not have become effective by April 29, 2014 (the “End Date”), subject to certain conditions, provided that the End Date shall be July 29, 2014 in certain circumstances and (e) the right of either Elan or Perrigo to terminate the Transaction Agreement due to a material breach by the other party of any of its representations, warranties or covenants, subject to certain conditions. The Transaction Agreement also provides that if the Transaction Agreement is terminated in certain specified circumstances, then Perrigo shall pay to Elan an amount equal to $168,883,686.

Expense Reimbursement Agreement

In addition, on July 28, 2013, Perrigo and Elan entered into an Expenses Reimbursement Agreement (“ERA”), the terms of which have been approved by the Irish Takeover Panel. Under the ERA, Elan has agreed to pay to Perrigo the documented, specific and quantifiable third party costs and expenses incurred by Perrigo in connection with the Acquisition upon the termination of the Transaction Agreement in certain specified circumstances. The maximum amount payable by Elan to Perrigo pursuant to the ERA is an amount equal to $84,441,843, being one percent of the aggregate value of the issued share capital of Elan as ascribed by the terms of the Acquisition.

Bridge Credit Agreements

On July 28, 2013, Holdco entered into (i) a 364-day debt bridge loan credit agreement (the “Debt Bridge Credit Agreement”) among Holdco, the lenders from time to time party thereto, HSBC Bank USA, N.A., as Syndication Agent, and Barclays Bank plc, as Administrative Agent, and (ii) a 60-day cash bridge loan credit agreement (the “Cash Bridge Credit Agreement” and, together with the Debt Bridge Credit Agreement, the “Bridge Credit Agreements”) among Holdco, the lenders from time to time party thereto, HSBC Bank USA, N.A., as Syndication Agent, and Barclays Bank plc, as Administrative Agent. Under the Debt Bridge Credit Agreement and the Cash Bridge Credit Agreement, Barclays Bank PLC and HSBC Bank USA, N.A. will provide Holdco, respectively, with senior unsecured debt financing in an aggregate principal amount of up to $2.65 billion and senior unsecured cash financing in an aggregate principal amount of up to $1.7 billion in each case to finance, in part, the cash component of the acquisition consideration, the repayment of certain existing indebtedness of Perrigo and pay certain transaction expenses in connection with the Transactions. Certain domestic subsidiaries of Perrigo shall accede to the Bridge Credit Agreements as guarantors simultaneously with the consummation of the Transactions and within sixty days of the acquisition, Elan and certain of its subsidiaries shall accede to the Bridge Credit Agreements as guarantors.

The closing date of the Bridge Credit Agreements (the “Closing Date”) is conditioned on, among other things, the consummation of the Transactions, accession of certain subsidiaries of Perrigo as guarantors, and absence of certain events of defaults under the Bridge Credit Agreements. The commitments automatically terminate on the earlier of (a) the funding and disbursement of the loans to the borrower on the Closing Date, (b) April 29, 2014 (or if all but certain regulatory conditions under the Transaction Agreement have been completed, July 29, 2014) or (c) certain other events.

Amounts outstanding under each of the Bridge Credit Agreements will bear interest, at the borrower’s option, either (a) at the alternate base rate (defined as the highest of (1) Administrative Agent’s prime rate, (2) the federal funds rate plus 0.50% and (3) the applicable interest rate for a eurodollar loan with a one month interest period beginning on such day plus 1.00% (the “eurodollar rate”)) or (b) at the eurodollar rate plus, in each case, an applicable margin which shall range depending on the debt rating of the borrower and the number of days which the loans remain outstanding from the date of funding. In addition the borrower has agreed to pay a non-refundable ticking interest in an amount equal to (a) until the receipt of a publicly issued senior unsecured debt rating for Holdco by the rating agencies, 0.175% of the amount of the aggregate commitments in effect from July 28, 2013, with respect to the Cash Bridge Credit Agreement, or, August 27, 2013, with respect to the Debt Bridge Credit Agreement, through the termination of the aggregate commitments entirely or when commitments are otherwise reduced to zero, and (b) after receipt of the credit ratings, the applicable ticking interest rate per annum through the termination of the aggregate commitments entirely or when commitments are otherwise reduced to zero. The borrower will also pay funding interest equal to 0.50% (x) with respect to the Debt Bridge Credit Agreement, of the aggregate amount of loans made on the Closing Date and (y) with respect to the Cash Bridge Credit Agreement, of the aggregate amount of loans outstanding thereunder 30 days after the closing date thereof. Lastly, with respect to the Debt Bridge Credit Agreement, the borrower has also agreed to pay a non-refundable duration interest on the 90th, 180th and 270th day after the Closing Date in an amount equal to the duration fee percentage (ranging from 0.50% 90 days after the Closing Date to 1.00% 270 days after the Closing Date) and the aggregate principal amount of the loans outstanding under that facility on such day.

The borrower may voluntarily prepay the loans at any time without premium or penalty. The Bridge Credit Agreements require mandatory prepayments with the net cash proceeds of certain asset sales or debt or equity issuances subject to customary exceptions, reinvestment rights and minimums. In addition to the mandatory prepayments described above, the Cash Bridge Credit Agreement also requires mandatory prepayments with cash and cash equivalents of Elan and its subsidiaries to the extent the Transactions have been consummated and to the extent permitted by applicable law. The Bridge Credit Agreements also contains customary events of default, upon the occurrence of which, and so long as such event of default is continuing, the amounts outstanding will accrue interest at an increased rate and payments of such outstanding amounts could be accelerated by the lenders. In addition, the loan parties will be subject to certain affirmative and negative covenants under the Bridge Credit Agreements.

The lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for Holdco, Perrigo and their respective affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In addition, affiliates of certain of the lenders are providing advisory services to Perrigo in connection with the Merger.

The foregoing description of the terms of the Transaction Agreement, the Conditions Appendix and the ERA and the Bridge Credit Agreements are only summaries, and do not purport to be complete, and are qualified in their entirety by the complete text of the Transaction Agreement, the Conditions Appendix, the ERA and the Bridge Credit Agreements, copies of which are filed as Exhibits 2.1, 2.2, 2.3, 10.1 and 10.2 hereto and incorporated herein by reference. The documents attached hereto have been included to provide investors with information regarding their terms. The Transaction Agreement and the Bridge Credit Agreements contain representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contracts between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of those contracts. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

A copy of the press release issued by Perrigo in connection with the Transactions is attached hereto as Exhibit 99.1.

Perrigo and Elan also prepared an investor presentation and an investor FAQs relating to the Transactions, which were made available beginning on July 29, 2013. A copy of the presentation and FAQs are attached hereto as Exhibit 99.2 and 99.3, respectively, and are incorporated herein by reference.

On July 29, 2013, Joseph Papa, Perrigo’s President and Chief Executive Officer, sent a letter to the employees of Perrigo. A copy of the letter is attached hereto as Exhibit 99.4 and is incorporated herein by reference. Perrigo also posted employee FAQs to their website on July 29, 2013, attached hereto as Exhibit 99.5.

A copy of the article posted to Perrigo’s internal intranet for employees in connection with the Transactions for is attached hereto as Exhibit 99.6.

Only July 29, 2013, Perrigo hosted a conference call to discuss the Transactions with investors, a copy of the transcript from that call is attached hereto as Exhibit 99.7.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) With respect to the Merger, Section 4985 of the Internal Revenue Code of 1986, as amended, imposes an excise tax equal to the capital gains taxation rate (15% in 2013) (such tax, the “Excise Tax”) on the value of certain stock compensation held at any time during the six months before and six months after the closing of the Merger by individuals who were and/or are directors and/or executive officers of Perrigo and subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, during the same period. This Excise Tax applies to all unexercised nonqualified stock options (whether or not vested), unvested restricted stock awards, unvested restricted stock units and unvested performance-based restricted stock units held by such Perrigo executive officers and directors, including its Chief Executive Officer, Chief Financial Officer and other named executive officers, during this twelve month period and becomes effective upon the closing of the Merger. The Perrigo board of directors has decided to provide gross-up payments to these executive officers and directors, which, on a net after-tax basis, would put them in the same position as if no such Excise Tax had been applied. These gross-up amounts would be paid following the closing of the Merger, which is subject to adoption of the Transaction Agreement and the Merger by the Company’s shareholders. The actual amounts due to such executive officers and directors will be determinable following the closing of the Merger.

NO OFFER OF SOLICITATION

This announcement does not constitute an offer to sell, or an invitation to subscribe for or purchase or purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Holdco will file with the SEC a registration statement on Form S-4, each of Perrigo and Elan will file with the SEC a proxy statement and each of Holdco, Perrigo and Elan will file with the SEC other documents with respect to the transactions contemplated by the Transaction Agreement. In addition, a definitive proxy statement will be mailed to shareholders of Perrigo and Elan. INVESTORS AND SECURITY HOLDERS OF PERRIGO AND ELAN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement (when available) and other documents filed with the SEC by Holdco, Perrigo and Elan through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Holdco and Perrigo will be available free of charge on Perrigo’s internet website at www.perrigo.com or by contacting Perrigo’s Investor Relations Department at +1-269-686-1709. Copies of the documents filed with the SEC by Elan will be available free of charge on Elan’s internet website at www.elan.com or by contacting Elan’s Investor Relations Department at +1-800-252-3526.

PARTICIPANTS IN THE SOLICITATION

Perrigo, Elan, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Transaction Agreement. Information about the directors and executive officers of Elan is set forth in its Annual Report on Form 20-F for the fiscal year ended 31 December 2012, which was filed with the SEC on 12 February 2013, its Report on Form 6-K, which was filed with the SEC on 28 February 2013, its Report on Form 6-K, which was filed with the SEC on 25 April 2013 and its Report on Form 6-K, which was filed with the SEC on 5 June 2013.

Information about the directors and executive officers of Perrigo is set forth in its Annual Report on Form 10-K for the fiscal year ended 30 June 2012, which was filed with the SEC on 16 August 2012, its Quarterly Report on Form 10-Q for the quarter ended 29 September 2012, which was filed with the SEC on 7 November 2012, its Quarterly Report on Form 10-Q for the quarter ended 29 December 2012, which was filed with the SEC on 1 February 2013, its Quarterly Report on Form 10-Q for the quarter ended 30 March 2013, which was filed with the SEC on 7 May 2013, and its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on 26 September 2012. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

PERRIGO CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document includes certain ‘forward looking statements’ within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of Perrigo, its expectations relating to the transactions contemplated by the Transaction Agreement and its future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about Perrigo ‘s managements’ beliefs and expectations, are forward looking statements. Words such as ‘believes’, ‘anticipates’, ‘estimates’, ‘expects’, ‘intends’, ‘aims’, ‘potential’, ‘will’, ‘would’, ‘could’, ‘considered’, ‘likely’, ‘estimate’ and variations of these words and similar future or conditional expressions are intended to identify forward looking statements but are not the exclusive means of identifying such statements. While Perrigo believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Perrigo’s control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Perrigo’s current expectations depending upon a number of factors affecting Perrigo’s business, Elan’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the transactions contemplated by the Transaction Agreement; subsequent integration of the transactions contemplated by the Transaction Agreement and the ability to recognize the anticipated synergies and benefits of the transactions contemplated by the Transaction Agreement; the receipt of required regulatory approvals for the transactions contemplated by the Transaction Agreement (including the approval of antitrust authorities necessary to complete the transactions contemplated by the Transaction Agreement); access to available financing (including financing for the transactions contemplated by the Transaction Agreement) on a timely basis and on reasonable terms; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for Perrigo’s, and Elan’s products; changes in tax laws or interpretations that could increase Perrigo’s or the combined company’s consolidated tax liabilities; and such other risks and uncertainties detailed in Perrigo’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in Perrigo’s Form 10-K for the fiscal year ended 30 June 2012, in Perrigo’s subsequent filings with the SEC and in other investor communications of Perrigo from time to time.

STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The Perrigo directors accept responsibility for all the information contained in this document other than information relating to the Elan Group, the directors of Elan and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Perrigo directors (who have taken all reasonable care to ensure that such is the case), the information in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Barclays Bank PLC, acting through its investment bank, which is authorised by the Prudential Regulation Authority in the United Kingdom and regulated by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Perrigo and no one else in connection with the matters described herein and will not be responsible to anyone other than Perrigo for providing the protections afforded to its clients or for providing advice in relation to the matters described in this announcement or any transaction or any other matters referred to herein.

Citigroup Global Markets Inc, which is a member of SIPC and is a registered broker-dealer regulated by the Securities and Exchange Commission and Citigroup Global Markets Limited, which is authorised by the Prudential Regulation Authority and regulated by the Prudential Regulation Authority and the Financial Conduct Authority, are acting for Elan and no one else in relation to the matters referred to herein. In connection with such matters, Citigroup Global Markets Inc and Citigroup Global Markets Limited, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this document or any matter referred to herein.

Davy and Davy Corporate Finance each of which are regulated in Ireland by the Central Bank of Ireland, are acting for Elan and no one else in relation to the matters referred to herein. In connection with such matters, Davy and Davy Corporate Finance, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this document or any matter referred to herein.

Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Elan and for no one else in relation to the matters referred to herein. In connection with such matters, Morgan Stanley, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this document or any matter referred to herein.

Ondra LLP, which is regulated by the Financial Conduct Authority in the United Kingdom, is acting for Elan and no one else in relation to the matters referred to herein. In connection with such matters, Ondra LLP, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this document or any matter referred to herein.

DEALING DISCLOSURE REQUIREMENT

Under the provisions of Rule 8.3 of the Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Elan or Perrigo, all “dealings” in any “relevant securities” of Elan or Perrigo (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3:30 pm (Irish time) on the “business day” following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the “offer period” otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Elan or Perrigo, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

Under the provisions of Rule 8.1 of the Takeover Rules, all “dealings” in “relevant securities” of Elan by Perrigo or “relevant securities” of Perrigo by Elan, or by any of their respective “associates” must also be disclosed by no later than 12 noon (Irish time) on the “business day” following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed can be found on the Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Takeover Rules, which can be found on the Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8 of the Takeover Rules, please consult the Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Takeover Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.

NO PROFIT FORECAST

No statement in this announcement is intended to constitute a profit forecast or asset valuation for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for either Perrigo, Holdco or Elan, as appropriate. Any synergy and earnings enhancement statements in this document should not be construed as a profit forecast or interpreted to mean that Holdco’s earnings in the first full fiscal year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Perrigo and/or Elan for the relevant financial period or any other period. The bases and assumptions for the synergy numbers are set out in Appendix II of the Rule 2.5 Announcement. The synergies have been reported in accordance with Rule 19.3(b) of the Irish Takeover Rules.

GENERAL

This document should be read in conjunction with the full text of the Rule 2.5 Announcement issued by Perrigo and Elan on July 29, 2013. Appendix I o the Rule 2.5 Announcement contains the Conditions to the Implementation of the Scheme and the Acquisition; Appendix II to the Rule 2.5 Announcement contains further details of the sources of information and bases of calculations set out in the Rule 2.5 Announcement.; Appendix III to the Rule 2.5 Announcement contains definitions of certain expressions used in this document; and Appendix IV sets out the report from Ernst & Young in respect of certain merger benefit statements made in the Rule 2.5 Announcement. The announcement made pursuant to Rule 2.5 of the Takeover Rules for the purposes of the Acquisition has been published on a regulatory information service and will also be available on Perrigo’s website (www.perrigo.com) and Elan’s website (www.elan.com).

The release, publication or distribution of this document in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this document and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

This document has been prepared for the purposes of complying with Irish law and the Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any jurisdiction outside of Ireland.

This document does not constitute a prospectus or prospectus equivalent document.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme document to be delivered to the Elan shareholders or any document by which the Acquisition and the Scheme are made. Perrigo Shareholders and Elan Shareholders are advised to read carefully the formal documentation in relation to the transactions contemplated by the Transaction Agreement once the Scheme document has been dispatched.

Pursuant to Rule 2.6(c) of the Takeover Rules, this announcement will be available to Perrigo employees on Perrigo’s website (www.perrigo.com) and Elan employees on Elan’s website (www.elan.com).

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

2.1	Transaction Agreement, dated as of July 28, 2013, between Perrigo, Elan, Holdco, Foreign Holdco and MergerSub.

2.2	Part A of Appendix I to Rule 2.5 Announcement (Conditions to the Implementation of the Scheme and the Acquisition).

2.3	Expenses Reimbursement Agreement, dated as of July 28, 2013, by and between Perrigo and Elan.

10.1	Debt Bridge Credit Agreement, dated as of July 28, 2013, by and among Holdco, the lenders from time to time party thereto, HSBC Bank USA, N.A., as Syndication Agent, and Barclays Bank plc, as Administrative Agent.

10.2	Cash Bridge Credit Agreement, dated as of July 28, 2013, by and among Holdco, the lenders from time to time party thereto, HSBC Bank USA, N.A., as Syndication Agent, and Barclays Bank plc, as Administrative Agent.

99.1	Press release issued by Perrigo on July 29, 2013.

99.2	Investor Presentation issued by Perrigo on July 29, 2013.

99.3	Investor FAQs issued by Perrigo on July 29, 2013.

99.4	Letter from Joseph Papa to Perrigo employees on July 29, 2013.

99.5	Employee FAQs issued by Perrigo on July 29, 2013.

99.6	Article posted to Perrigo’s internal intranet by Perrigo on July 29, 2013.

99.7	Investor Transcript issued by Perrigo on July 29, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY

Date: July 29, 2013	By:	/s/ Judy L. Brown
Jud L. Brown
Executive Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 2.1	Transaction Agreement, dated as of July 28, 2013, between Perrigo, Elan, Holdco, Foreign Holdco and MergerSub.

Exhibit 2.2	Part A of Appendix I to Rule 2.5 Announcement (Conditions to the Implementation of the Scheme and the Acquisition).

Exhibit 2.3	Expenses Reimbursement Agreement, dated as of July 28, 2013, by and between Perrigo and Elan.

Exhibit 10.1	Debt Bridge Credit Agreement, dated as of July 28, 2013, by and among Holdco, the lenders from time to time party thereto, HSBC Bank USA, N.A., as Syndication Agent, and Barclays Bank plc, as Administrative Agent.

Exhibit 10.2	Cash Bridge Credit Agreement, dated as of July 28, 2013, by and among Holdco, the lenders from time to time party thereto, HSBC Bank USA, N.A., as Syndication Agent, and Barclays Bank plc, as Administrative Agent.

Exhibit 99.1	Press release issued by Perrigo on July 29, 2013.

Exhibit 99.2	Investor Presentation issued by Perrigo on July 29, 2013.

Exhibit 99.3	Investor FAQs issued by Perrigo on July 29, 2013.

Exhibit 99.4	Letter from Joseph Papa to Perrigo employees on July 29, 2013.

Exhibit 99.5	Employee FAQs issued by Perrigo on July 29, 2013.

Exhibit 99.6	Article posted to Perrigo’s internal intranet by Perrigo on July 29, 2013.

Exhibit 99.7	Investor Transcript issued by Perrigo on July 29, 2013.